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                                                                       EXHIBIT I


                            JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of TearDrop Golf Company, a corporation organized under the laws of Delaware, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 20 th day of January, 1998.


                                   /s/ James R. Hansberger
                                   --------------------------
                                   Name: James R. Hansberger



                                   JRH GOLF CORPORATION

                                   /s/ James R. Hansberger
                                   ------------------------------
                                   BY:  James R. Hansberger
                                   ITS: President